Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Year End 2019 Results
Delivered improved profitability in core Specialty Products segment; Announces review of strategic options for its fuels refinery in Great Falls, Montana

INDIANAPOLIS — (PR NEWSWIRE) — March 5, 2020 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of petroleum-based specialty products, today reported results for the fourth quarter and year ended December 31, 2019, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Dollars in millions, except per unit data)
Net income (loss)	$(38.6)	$18.1	$(43.6)	$(55.1)
Adjusted net income (loss)	$(17.8)	$38.8	$(5.2)	$13.7
Net income (loss) per unit	$(0.48)	$0.23	$(0.55)	$(0.69)
Adjusted net income (loss) per unit	$(0.23)	$0.50	$(0.07)	$0.18
Adjusted EBITDA	$53.8	$55.7	$304.6	$263.9
Adjusted EBITDA (excluding LCM/LIFO)	$49.9	$107.0	$262.8	$300.8
For the fourth quarter 2019, the Partnership’s $38.6 million Net loss, or $0.48 of net loss per unit, and Adjusted EBITDA of $53.8 million included a $3.9 million favorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments and the liquidation of last-in, first-out (“LIFO”) inventory layers. Excluding the impact of LCM, LIFO and other non-cash and non-recurring items, Adjusted net loss, Adjusted net loss per unit, and Adjusted EBITDA (excluding LCM/LIFO) were $17.8 million, $0.23 per unit, and $49.9 million, respectively.
For the full year 2019, the Partnership's $43.6 million Net loss, or $0.55 of net loss per unit, and Adjusted EBITDA of $304.6 million included a $41.8 million favorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments and the liquidation of last-in, first-out (“LIFO”) inventory layers. Excluding the impact of LCM, LIFO and other non-cash and non-recurring items, Adjusted net loss, Adjusted net loss per unit, and Adjusted EBITDA (excluding LCM/LIFO) were $5.2 million, $0.07 per unit, and $262.8 million, respectively.
Investors are advised to review the Partnership's annual report on Form 10-K that will be filed today for further details on the 2019 results, as well as the investor relations section of the website where an updated investor presentation for the fourth quarter 2019 has been provided. For detailed information on Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA, Adjusted EBITDA (excluding LCM/LIFO), Adjusted EBITDA margin, Adjusted net income (loss) per unit, Specialty products segment gross profit (excluding LCM/LIFO), Fuel products segment gross profit (excluding LCM/LIFO) and a reconciliation of such measures to the nearest comparable U.S. GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“During the fourth quarter, Calumet delivered on key strategic priorities, including the refinancing of our 2021 notes and the divestment of our San Antonio fuels refinery” said Tim Go, Chief Executive Officer of Calumet. “Our leverage ratio improved to 4.0x net debt to trailing twelve month Adjusted EBITDA (or 4.6x excluding LCM/LIFO), down from 5.6x net debt to trailing twelve month Adjusted EBITDA (or 4.9x excluding LCM/LIFO) at the end of 2018. Calumet delivered another strong quarter of financial and operational performance, with strong utilization in both our Specialty and Fuel Products segments, overcoming seasonally softer demand and market headwinds, to deliver $49.9 million of Adjusted EBITDA (excluding LCM/LIFO) in the fourth quarter.”
Go added, “For the full year, Calumet delivered $262.8 million of Adjusted EBITDA (excluding LCM/LIFO) and $191.9 million of cash flow from operations. Our Specialty Products segment contributed $207.9 million of Adjusted EBITDA (excluding LCM/LIFO), which was up 24% year-over-year. This helped to partially offset the lower Fuel Products segment contribution of $152.5 million of Adjusted EBITDA (excluding LCM/LIFO), which was down year-over-year, due primarily to the weaker crude differentials. In addition, our Specialty Products gross profit per barrel increased 7.2% to $34.41, and our Specialty Products EBITDA margins (excluding LCM/LIFO) increased 320 basis points to 15.4% driven by volume growth in solvents, naphthenic oils, & finished lubricants and our margin-enhancing self-help initiatives. In particular, our rationalization of low-margin SKUs shed 2,100 bpd of low profitability business and has freed up our commercial team to focus on growing our higher margin business. Finally, in 2019, we reduced total long-term debt by over $390 million and lowered our interest expenses by roughly $21 million.
Go concluded, “Looking ahead to 2020, Calumet remains firmly committed to our transformation, carrying the momentum of our improved profitability and strengthened balance sheet to drive top- and bottom-line growth in our core specialties business. We have taken the next step in our portfolio transformation and started the process of reviewing strategic options for our remaining fuels refinery in Great Falls, Montana and expect to execute upon an option, which could occur as early as this year. In addition, I am pleased to announce that Calumet completed the strategic acquisition of Paralogics, LLC during the first quarter, which expands our presence in the wax blending and packaging market. In conclusion, we remain focused on executing against our 2020 Self-Help efforts, which we expect to deliver $40 million in incremental Adjusted EBITDA. When combined with our other strategic priorities, we believe these efforts should help us expand our Specialty Products gross profit to over $40 per barrel and our Adjusted EBITDA Margins over 15%.”
Specialty Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$69.2	$57.2	$324.8	$274.6
Specialty products segment gross profit (excluding LCM/LIFO)	$63.3	$68.9	$312.7	$280.7
Specialty products segment Adjusted EBITDA	$48.9	$32.9	$220.2	$162.2
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$42.8	$45.2	$207.9	$168.3
Specialty products segment gross profit per barrel	$33.82	$26.57	$35.74	$31.41
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$30.94	$32	$34.41	$32.11
Specialty products segment Adjusted EBITDA Margin	16.2%	10.0%	16.3%	11.7%
Specialty products segment Adjusted EBITDA Margin (excluding LCM/LIFO)	14.2%	13.7%	15.4%	12.2%
During the fourth quarter 2019, Specialty Products segment gross profit was $69.2 million and Adjusted EBITDA was $48.9 million, which included $6.1 million of favorable impact related to LCM and LIFO adjustments. Excluding these non-cash charges, fourth quarter segment gross profit (excluding LCM/LIFO) of $63.3 million declined 8.1%, while Adjusted EBITDA (excluding LCM/LIFO) of $42.8 million decreased 5.3%, each as compared to the fourth quarter 2018, as production volumes and Adjusted EBITDA were negatively impacted by turnaround activity at Shreveport in the quarter. These results were driven by strong operating performance and higher feedstock runs but were offset by planned downtime at our Shreveport refinery. Additionally, healthy growth across solvents, naphthenic base oils, and finished lubricants and chemicals helped offset the negative impacts of continued weakness in the paraffinic base oil market. Adjusted EBITDA margin was 16.2%, or 14.2% (excluding LCM/LIFO) improved versus the prior year period, as the rationalization of low-margin products more than overcame the volatility in crude oil prices and the impact of downtime at the Shreveport refinery.

Fuel Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$21.6	$46.0	$126.9	$162.1
Fuel products segment gross profit (excluding LCM/LIFO)	$23.8	$82.8	$97.4	$192.9
Fuel products segment Adjusted EBITDA	$26.5	$43.9	$182.0	$199.2
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$28.7	$82.9	$152.5	$230.0
Fuel products segment gross profit per barrel	$3.18	$6.80	$4.35	$6.07
Fuel products segment gross profit per barrel (excluding hedging activities, LCM/LIFO)	$3.50	$12.24	$3.34	$7.22
During the fourth quarter 2019, Fuel Products segment gross profit was $21.6 million, a decrease of 50.6% compared to the prior year period, and Adjusted EBITDA was $26.5 million, a decrease of 39.6% compared to the prior year period. In each case, this included $2.2 million of unfavorable impact from LCM and LIFO adjustments. Excluding these non-cash charges, segment gross profit (excluding LCM/LIFO) of $23.8 million and Adjusted EBITDA (excluding LCM/LIFO) of $28.7 million, both decreased compared to the year-ago period. These results were primarily due to the tightening of the WCS/WTI heavy crude differential, which tightened $15.50 per barrel compared to last year’s fourth quarter, in addition to the decrease in the benchmark Gulf Coast 2/1/1 crack spread. These headwinds were partially offset by strong throughput volumes across the fuels business, which grew nearly 17% compared to last year’s fourth quarter, as Self-Help and debottlenecking projects conducted throughout the year helped increase production, despite the downtime taken at the Shreveport refinery during the quarter.
Partnership Liquidity
As of December 31, 2019, the Partnership had total liquidity of $378.5 million, comprised of $19.1 million of cash on hand, plus approximately $359.4 million of availability under its revolving credit facility. The borrowing base under the revolving credit facility was approximately $401.9 million and the Partnership had $42.5 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
2020 Outlook
For fiscal 2020, total capital spending is expected to be between $80 million to $90 million. Included in the forecast is maintenance capital, expected turnaround activity and smaller growth capital projects.
The Partnership recently provided an update for Phase II of its self-help program that was originally launched in early 2019. Phase II remains on track to deliver the $100 million of incremental Adjusted EBITDA by year-end 2021. Management expects to deliver approximately $40 million of incremental Adjusted EBITDA in 2020. Half, or approximately $20 million, will come from Specialty Products growth initiatives, including two debottlenecking projects, further rationalization and replacement of low margin tolling agreements, and additional finished lubricant expansion projects. The other half, or roughly $20 million, will come from an expense reduction plan designed to right-size General and Administrative spending. The Partnership is expected to incur approximately $10 million in one-time costs in 2020 to implement this expense reduction plan. Due to the unknown effect, timing and potential significance of certain income statement items, the Partnership is unable to provide a reconciliation of these projected Adjusted EBITDA amounts to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Operations Summary

The following table sets forth information about our combined operations, excluding the results of discontinued operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in our fuel products segment.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In bpd)		(In bpd)
Total sales volume (1)	96,032	96,967	104,734	97,104
Total feedstock runs (2)	94,164	91,972	103,603	94,137
Facility production: (3)
Specialty products:
Lubricating oils	10,420	12,202	11,506	11,931
Solvents	7,367	7,166	7,526	7,649
Waxes	1,015	1,596	1,315	1,279
Packaged and synthetic specialty products (4)	1,163	1,581	1,540	2,129
Other	2,172	1,544	1,764	2,113
Total	22,137	24,089	23,651	25,101

Fuel products:
Gasoline	20,091	20,751	22,877	20,323
Diesel	25,681	27,522	28,709	27,367
Jet fuel	4,634	2,084	4,506	2,895
Asphalt, heavy fuel oils and other	18,075	19,433	20,286	19,612
Total	68,481	69,790	76,378	70,197
Total facility production (3)	90,618	93,879	100,029	95,298

(1)
Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume also includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in our fuel products segment sales.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and the production of finished products and volume loss.

(4)	Represents production of finished lubricants and specialty chemicals products, including the products from our Royal Purple, Bel-Ray and Calumet Packaging facilities.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook, cash flows and forecasted gross profit and Adjusted EBITDA margin results, (ii) our expectation regarding anticipated capital expenditures and strategic initiatives, including our expense reduction plan and timing of the execution on a possible transaction involving our Great Falls refinery, and (iii) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuels products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Current Reports on Form 8-K.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our U.S. GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) lower of cost or market ("LCM") inventory adjustments; (i) the impact of liquidation of LIFO inventory layers and (j) until third quarter of 2019, the amortization of turnaround costs.
Adjusted net income (loss) per unit: We define Adjusted net income (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).
Adjusted EBITDA (excluding LCM/LIFO): We define Adjusted EBITDA (excluding LCM/LIFO) for any period as Adjusted EBITDA excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
Specialty products segment gross profit (excluding LCM/LIFO): We define Specialty products segment gross profit (excluding LCM/LIFO) for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation LIFO inventory layers.
Fuel products segment gross profit (excluding LCM/LIFO): We define Fuel products segment gross profit (excluding LCM/LIFO) for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this press release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”) and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”). We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes and 2025 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with U.S. GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Adjusted EBITDA (excluding LCM/LIFO) do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and

Adjusted net income (loss) to Net income (loss), our most directly comparable U.S. GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable U.S. GAAP liquidity measure, for each of the periods indicated; and segment gross profit (excluding LCM/LIFO) to segment gross profit, our most directly comparable U.S. GAAP financial performance measure.
Further, management and various investors use the ratio of net debt (defined below) to trailing twelve month Adjusted EBITDA, or "net debt leverage," as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Net debt is defined as borrowed long-term debt and capital lease obligations, less cash.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Sales	$774.8	$848.0	$3,452.6	$3,497.5
Cost of sales	684.0	747.1	3,000.9	3,060.8
Gross profit	90.8	100.9	451.7	436.7
Operating costs and expenses:
Selling	12.9	18.6	53.1	58.2
General and administrative	31.2	27.0	136.7	122.5
Transportation	27.0	37.5	122.9	137.2
Taxes other than income taxes	5.0	4.9	20.5	18.1
Loss on impairment and disposal of assets	5.9	—	37.0	—
(Gain) loss on the sale of business, net	8.7	(4.8)	8.7	(4.8)
Other	(4.3)	1.3	(3.5)	(17.4)
Operating income	4.4	16.4	76.3	122.9
Other income (expense):
Interest expense	(35.4)	(35.1)	(134.6)	(155.5)
Debt extinguishment costs	(2.9)	—	(2.2)	(58.8)
Gain (loss) on derivative instruments	(5.4)	35.8	9.0	33.8
Gain (loss) from unconsolidated affiliates	—	(3.7)	3.8	(3.7)
Gain on sale of unconsolidated affiliates	—	0.2	1.2	0.2
Other	0.5	5.2	3.4	10.8
Total other income (expense)	(43.2)	2.4	(119.4)	(173.2)
Net income (loss) before income taxes from continuing operations	(38.8)	18.8	(43.1)	(50.3)
Income tax expense (benefit) from continuing operations	(0.2)	(0.3)	0.5	0.7
Net income (loss) from continuing operations	$(38.6)	$19.1	$(43.6)	$(51.0)
Net loss from discontinued operations, net of taxes	—	(1.0)	—	(4.1)
Net income (loss)	$(38.6)	$18.1	$(43.6)	$(55.1)
Allocation of net income (loss):
Net income (loss)	$(38.6)	$18.1	$(43.6)	$(55.1)
Less:
General partner’s interest in net income (loss)	(0.8)	0.4	(0.9)	(1.1)
Net income (loss) available to limited partners	$(37.8)	$17.7	$(42.7)	$(54.0)
Weighted average limited partner units outstanding:
Basic	78,332,671	78,086,357	78,212,136	77,943,992
Diluted	78,332,671	78,218,831	78,212,136	77,943,992
Limited partners’ interest basic and diluted net income (loss) per unit:
From continuing operations	$(0.48)	$0.24	$(0.55)	$(0.64)
From discontinued operations	—	(0.01)	—	(0.05)
Limited partners’ interest	$(0.48)	$0.23	$(0.55)	$(0.69)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$19.1	$155.7
Accounts receivable, net	188.5	198.0
Inventories	292.6	284.1
Derivative assets	0.9	18.3
Prepaid expenses and other current assets	11.0	13.9
Total current assets	512.1	670.0
Property, plant and equipment, net	973.5	1,098.1
Investment in unconsolidated affiliates	—	25.4
Goodwill	171.4	171.4
Other intangible assets, net	71.2	88.0
Operating lease right-of-use assets	93.1	—
Other noncurrent assets, net	36.5	34.6
Total assets	$1,857.8	$2,087.5
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$230.2	$200.6
Accrued interest payable	32.0	30.7
Accrued salaries, wages and benefits	35.7	25.7
Other taxes payable	11.8	15.2
Obligations under inventory financing agreements	134.3	105.3
Other current liabilities	58.6	33.8
Current portion of operating lease liabilities	60.6	—
Current portion of long-term debt	1.8	3.8
Total current liabilities	565.0	415.1
Pension and postretirement benefit obligations	7.9	4.5
Other long-term liabilities	20.8	1.5
Long-term operating lease liabilities	33.0	—
Long-term debt, less current portion	1,209.5	1,600.7
Total liabilities	1,836.2	2,021.8
Commitments and contingencies
Partners’ capital:
Partners’ capital	32.2	74.4
Accumulated other comprehensive loss	(10.6)	(8.7)
Total partners’ capital	21.6	65.7
Total liabilities and partners’ capital	$1,857.8	$2,087.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2019	2018
Operating activities
Net loss	$(43.6)	$(55.1)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	—	4.1
Depreciation and amortization	110.1	118.1
Amortization of turnaround costs	19.3	12.8
Non-cash interest expense	6.1	7.9
Debt extinguishment costs	2.2	58.8
Unrealized (gain) loss on derivative instruments	26.1	(30.2)
Loss on impairment and disposal of assets	37.0	—
Operating lease expense	78.2	—
Operating lease payments	(78.2)	—
Equity based compensation	5.9	(1.2)
Lower of cost or market inventory adjustment	(35.6)	30.6
(Gain) loss from unconsolidated affiliates	(3.8)	3.7
Gain on sale of unconsolidated affiliates	(1.2)	(0.2)
(Gain) loss on sale of business, net	8.7	(4.8)
Other non-cash activities	(0.4)	6.8
Changes in assets and liabilities:
Accounts receivable	(37.0)	109.8
Inventories	16.3	(0.3)
Prepaid expenses and other current assets	4.5	(4.5)
Derivative activity	(0.3)	(0.5)
Turnaround costs	(17.8)	(27.9)
Accounts payable	71.3	(78.2)
Accrued interest payable	1.5	(21.8)
Accrued salaries, wages and benefits	5.3	(5.6)
Other taxes payable	2.5	(0.9)
Other liabilities	14.8	(45.4)
Pension and postretirement benefit obligations	0.1	(0.1)
Net cash used in discontinued operating activities	—	(0.7)
Net cash provided by operating activities	$191.9	$75.2
Investing activities
Additions to property, plant and equipment	(54.9)	(49.8)
Investment in unconsolidated affiliates	—	(3.8)
Proceeds from sale of unconsolidated affiliates	5.0	9.9
Proceeds from sale of property, plant and equipment	3.7	0.4
Proceeds from sale of business, net	55.1	44.8
Net cash provided by discontinued investing activities	5.6	6.8
Net cash provided by investing activities	$14.5	$8.3
Financing activities
Proceeds from borrowings — revolving credit facility	508.5	174.5
Repayments of borrowings — revolving credit facility	(508.5)	(174.7)
Proceeds from borrowings — senior notes	550.0	—
Repayments of borrowings — senior notes	(898.5)	(400.0)
Payments on finance lease obligations	(0.9)	(1.6)
Proceeds from inventory financing agreements	1,076.5	1,135.3
Payments on inventory financing agreements	(1,057.3)	(1,128.3)
Proceeds from other financing activities	—	4.7
Payments on other financing obligations	(1.9)	(2.5)
Payments on extinguishment of debt	—	(46.6)
Debt issuance costs	(11.0)	(3.0)
Contributions from Calumet GP, LLC	0.1	0.1
Net cash used in financing activities	$(343.0)	$(442.1)
Net decrease in cash and cash equivalents	(136.6)	(358.6)
Cash and cash equivalents at beginning of period	155.7	514.3
Cash and cash equivalents at end of period	$19.1	$155.7

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF NET INCOME (LOSS) TO
EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$(38.6)	$18.1	$(43.6)	$(55.1)
Add:
Interest expense	35.4	35.1	134.6	155.5
Depreciation and amortization	27.5	29.3	110.1	118.1
Income tax (benefit) expense	(0.2)	(0.3)	0.5	0.7
EBITDA	$24.1	$82.2	$201.6	$219.2
Add:
Unrealized (gain) loss on derivative instruments	$5.9	$(29.8)	$26.1	$(30.2)
Debt extinguishment costs	2.9	—	2.2	58.8
Amortization of turnaround costs	2.8	4.1	19.3	12.8
Loss on impairment and disposal of assets	5.9	—	37.0	—
Gain on sale of unconsolidated affiliate	—	—	(1.2)	—
(Gain) loss on sale of business, net	8.7	2.9	8.7	(0.7)
Other non-recurring expenses	2.2	—	3.5	—
Equity based compensation and other non-cash items	1.3	(3.7)	7.4	4.0
Adjusted EBITDA	$53.8	$55.7	$304.6	$263.9
Less:
Replacement and environmental capital expenditures (1)	$23.0	$8.4	$50.0	$24.4
Cash interest expense (2)	34.2	33.3	128.5	147.6
Turnaround costs	1.0	16.8	17.8	27.9
Income (loss) from unconsolidated affiliates	—	—	3.8	(3.7)
Income tax (benefit) expense	(0.2)	(0.3)	0.5	0.7
Distributable Cash Flow	$(4.2)	$(2.5)	$104.0	$67.0

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA
AND EBITDA TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)

	Year Ended December 31,
	2019	2018
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by operating activities:	(Unaudited)
Distributable Cash Flow	$104.0	$67.0
Add:
Replacement and environmental capital expenditures (1)	50.0	24.4
Cash interest expense (2)	128.5	147.6
Turnaround costs	17.8	27.9
(Income) loss from unconsolidated affiliates	3.8	(3.7)
Income tax expense	0.5	0.7
Adjusted EBITDA	$304.6	$263.9
Less:
Unrealized (gain) loss on derivative instruments	$26.1	$(30.2)
Debt extinguishment costs	2.2	58.8
Amortization of turnaround costs	19.3	12.8
Loss on impairment and disposal of assets	37.0	—
Gain on sale of unconsolidated affiliate	(1.2)	—
(Gain) loss on the sale of business, net	8.7	(0.7)
Other non-recurring expenses	3.5	—
Non-cash equity-based compensation and other items	7.4	4.0
EBITDA	$201.6	$219.2
Add:
Unrealized (gain) loss on derivative instruments	26.1	(30.2)
Cash interest expense (2)	(128.5)	(147.6)
(Gain) loss on the sale of business, net	8.7	(0.7)
Loss on impairment and disposal of assets	37.0	—
Lower of cost or market inventory adjustment	(35.6)	30.6
Equity-based compensation	5.9	(1.2)
(Gain) loss from unconsolidated affiliates	(3.8)	3.7
Gain on sale of unconsolidated affiliates	(1.2)	—
Amortization of turnaround costs	19.3	12.8
Income tax expense	(0.5)	(0.7)
Debt extinguishment costs	2.2	58.8
Changes in assets and liabilities:
Accounts receivable	(37.0)	109.8
Inventories	16.3	(0.3)
Other current assets	4.5	(4.5)
Turnaround costs	(17.8)	(27.9)
Derivative activity	(0.3)	(0.5)
Other assets	(0.1)	—
Accounts payable	71.3	(78.2)
Accrued interest payable	1.5	(21.8)
Other taxes payable	—	—
Other liabilities	22.6	(51.9)
Other	(0.3)	5.8
Net cash provided by operating activities	$191.9	$75.2

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019		2018
Reconciliation of Segment Adjusted EBITDA to Net income (loss):	(Unaudited)
Segment Adjusted EBITDA:
Corporate Adjusted EBITDA	$(21.6)	$(23.1)	$(97.6)		$(97.5)
Specialty products Adjusted EBITDA	$48.9	$32.9	$220.2		$162.2
Fuel products Adjusted EBITDA	26.5	43.9	182.0		199.2
Discontinued operations Adjusted EBITDA	—	2.0	—		—
Total segment and discontinued operations Adjusted EBITDA	$53.8	$55.7	$304.6		$263.9
Less:
Unrealized (gain) loss on derivative instruments	$5.9	$(29.8)	$26.1		$(30.2)
Debt extinguishment costs	2.9	—	2.2		58.8
Amortization of turnaround costs	2.8	4.1	19.3		12.8
Loss on impairment and disposal of assets	5.9	—	37.0		—
Gain on sale of unconsolidated affiliate	—	—	(1.2)		—
(Gain) loss on sale of business, net	8.7	2.9	8.7		(0.7)
Other non-recurring expenses	2.2	—	3.5		—
Equity-based compensation and other items	1.3	(3.7)	7.4		4.0
EBITDA	$24.1	$82.2	$201.6	$—	$219.2
Less:
Interest expense	$35.4	$35.1	$134.6		$155.5
Depreciation and amortization	27.5	29.3	110.1		118.1
Income tax (benefit) expense	(0.2)	(0.3)	0.5		0.7
Net income (loss)	$(38.6)	$18.1	$(43.6)		$(55.1)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty Adjusted EBITDA	$48.9	$32.9	$220.2	$162.2
LCM inventory adjustments	(2.4)	9.7	(9.5)	3.4
LIFO inventory layer adjustments	(3.7)	2.6	(2.8)	2.7
Specialty Adjusted EBITDA (excluding LCM/LIFO)	$42.8	$45.2	$207.9	$168.3

Fuel Adjusted EBITDA	$26.5	$43.9	$182.0	$199.2
LCM inventory adjustments	5.4	35.7	(26.3)	27.2
LIFO inventory layer adjustments	(3.2)	3.3	(3.2)	3.6
Fuels Adjusted EBITDA (excluding LCM/LIFO)	$28.7	$82.9	$152.5	$230.0

Corporate Adjusted EBITDA	$(21.6)	$(23.1)	$(97.6)	$(97.5)

Total Adjusted EBITDA	$53.8	$55.7	$304.6	$263.9
LCM inventory adjustments	3.0	45.4	(35.8)	30.6
LIFO inventory layer adjustments	(6.9)	5.9	(6.0)	6.3
Total Adjusted EBITDA (excluding LCM/LIFO)	$49.9	$107.0	$262.8	$300.8

Specialty Gross Profit	$69.2	$57.2	$324.8	$274.6
LCM inventory adjustments	(2.2)	9.1	(9.3)	3.4
LIFO inventory layer adjustments	(3.7)	2.6	(2.8)	2.7
Specialty Gross Profit (excluding LCM/LIFO)	63.3	68.9	312.7	280.7

Fuel Gross Profit	$21.6	$46.0	$126.9	$162.1
LCM inventory adjustments	5.4	33.5	(26.3)	27.2
LIFO inventory layer adjustments	(3.2)	3.3	(3.2)	3.6
Fuel Gross Profit (excluding LCM/LIFO)	$23.8	$82.8	$97.4	$192.9

Reported Specialty gross profit per barrel	$33.82	$26.57	$35.74	$31.41
LCM/LIFO inventory adjustments per barrel	(2.88)	5.43	(1.33)	0.70
Specialty gross profit per barrel (excluding LCM/LIFO)	$30.94	$32.00	$34.41	$32.11

Reported Fuel gross profit per barrel	$3.18	$6.80	$4.35	$6.07
LCM/LIFO inventory adjustments per barrel	0.32	5.44	(1.01)	1.15
Fuel gross profit per barrel (excluding LCM/LIFO)	$3.50	$12.24	$3.34	$7.22

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
NET INCOME (LOSS) TO ADJUSTED NET INCOME
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Adjusted Net Income	(Unaudited)
Net income (loss)	$(38.6)	$18.1	$(43.6)	$(55.1)
Add:
LCM inventory adjustments	3.0	45.4	(35.8)	30.6
LIFO inventory layer adjustments	(6.9)	5.9	(6.0)	6.3
Unrealized (gain) loss on derivative instruments	5.9	(29.8)	26.1	(30.2)
Loss from debt extinguishment	2.9	—	2.2	58.8
Loss on impairment and disposal of assets	5.9	—	37.0	—
Gain on sale of unconsolidated affiliate	—	—	(1.2)	—
(Gain) loss on sale of business, net	8.7	2.9	8.7	(0.7)
Equity based compensation and other non-cash items	1.3	(3.7)	7.4	4.0
Adjusted net income (loss)	$(17.8)	$38.8	$(5.2)	$13.7

Adjusted net income (loss) per unit	$(0.23)	$0.50	$(0.07)	$0.18

Average limited partner units - diluted	78,332,671	78,218,831	78,212,136	77,943,992

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	December 31,
	2019		2018
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
6.50% Senior Notes due 2021	$—		$900.0
7.625% Senior Notes due 2022	350.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
11.00% Senior Notes due 2025	550.0		—
Capital Leases	2.7		42.4
Other	3.8		5.2
Total Debt	$1,231.5		$1,622.6

Less Cash	$19.1		$155.7
Net Debt	$1,212.4		$1,466.9

	December 31,
	2019		2018
LTM Adjusted EBITDA (as reported)	$304.6		$263.9

Net Debt / LTM Adjusted EBITDA (as reported)	4.0	x	5.6	x

LTM Adjusted EBITDA (excluding LCM/LIFO)	$262.8		$300.8

Net Debt / LTM Adjusted EBITDA (excluding LCM/LIFO)	4.6	x	4.9	x